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                                                               February 27, 2006

Dear Sirs

Re: Dismissal as Auditor of Kodiak Energy Ltd, Inc.

We have reviewed Item 4(a) (I, ii, iv, v) of the Company's report on Form 8-K regarding our dismissal as auditor and are in agreement with the disclosures contained therein.

We have no basis on which to agree or disagree with the statements made in Item 4 (a) (iii) and (b).



Yours truly

                                s/ Madsen & Associates CPA's Inc.















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